Exhibit 99.1

People’s United Financial Reports Second Quarter Net Income of $110.2 Million, or

$0.31 per Common Share

Operating Earnings of $0.32 per Common Share

•	Announced the acquisition of First Connecticut Bancorp and acquired Vend Lease Company in the quarter.

•	Return on average assets of 1.00 percent and return on average tangible common equity of 13.9 percent.

•	Efficiency ratio of 58.4 percent, an improvement of 100 basis points linked quarter reflecting continued revenue growth and well-controlled expenses.

•	Net interest margin of 3.10 percent, expanded five basis points linked quarter and benefited from an increase in loan yields that continue to outpace the rise in deposit costs.

•	Board of Directors declared a common stock dividend for the 100th consecutive quarter.

BRIDGEPORT, CT., July 19, 2018 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the second quarter 2018. Results for the second quarter and comparison periods are summarized below:

($ in millions, except per common share data)
	As of and for the Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Jun. 30, 2017
Net income	$110.2	$107.9	$69.3
Net income available to common shareholders	106.7	104.4	65.8
Per common share	0.31	0.30	0.19

Operating earnings[1]	109.0	104.4	82.6
Per common share	0.32	0.30	0.24

Net interest income	$301.2	$295.8	$274.9
Net interest margin	3.10%	3.05%	2.96%

Non-interest income	94.9	90.4	91.6

Non-interest expense	$248.6	$243.5	$257.3
Operating non-interest expense[1]	245.7	243.5	232.5

Efficiency ratio[1]	58.4%	59.4%	58.4%

Average balances
Loans	$32,116	$32,096	$31,400
Deposits	32,536	32,824	32,024

End of period balances
Loans	32,512	32,104	31,611
Deposits	32,468	32,894	31,815

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“Our commitment to enhancing profitability was further demonstrated by reporting another quarter of record net income,” said Jack Barnes, Chairman and Chief Executive Officer. “These results reflect the continued benefits of investments in revenue producing initiatives, sustained excellent asset quality and recent successful acquisitions. Consistent with our strategy of balancing organic growth with thoughtful M&A, we announced today the all-cash acquisition of Vend Lease, a Baltimore-based equipment finance company established in 1979 that operates primarily in the hospitality industry. Vend Lease shares our client-centric approach, has a highly specialized skill set and is a recognized brand in the markets it serves. The company will become a division of LEAF Commercial Capital, enabling it to leverage LEAF’s leading automation capabilities to further accelerate growth. We are excited about the transaction as it deepens our network of specialty finance experts and bolsters our nationwide businesses.”

“Higher revenues and well-controlled expenses generated a second quarter efficiency ratio of 58.4 percent, an improvement of 100 basis points linked quarter,” said David Rosato, Senior Executive Vice President and Chief Financial Officer. “Revenues of $396 million grew three percent due to increases in both net interest income and non-interest income. Net interest margin of 3.10 percent expanded five basis points and benefited from new business yields exceeding the total portfolio yield for the sixth consecutive quarter and the upward repricing of floating rate loans. Operating expenses of $246 million, which includes $4 million in costs related to ten branch closures, were up only one percent. Loan growth from the end of the first quarter was driven by solid results in middle market C&I, equipment financing and mortgage warehouse lending. These increases were partially offset by the ongoing run-off of the transactional portion of the New York multi-family portfolio. Deposit balances were lower as a result of seasonal declines in our municipal and retail businesses. However, we expect deposits to rebound in the third and fourth quarters in line with historical seasonal trends.”

	As of and for the Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Jun. 30, 2017
Asset Quality
Net loan charge-offs to average total loans	0.06%	0.06%	0.09%
Originated non-performing loans as a percentage of originated loans	0.56%	0.52%	0.60%

Returns
Return on average assets[1]	1.00%	0.98%	0.65%
Return on average tangible common equity[1]	13.9%	13.8%	8.7%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.3%	7.3%	7.5%
Tier 1 leverage	8.6%	8.5%	8.6%
Common equity tier 1	10.0%	10.1%	10.1%
Tier 1 risk-based	10.8%	10.8%	10.9%
Total risk-based	12.5%	12.6%	12.6%

People’s United Bank, N.A.
Tier 1 leverage	9.1%	8.6%	9.0%
Common equity tier 1	11.4%	11.0%	11.3%
Tier 1 risk-based	11.4%	11.0%	11.3%
Total risk-based	13.4%	12.9%	13.3%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

The Company’s Board of Directors declared a $0.1750 per common share quarterly dividend payable August 15, 2018 to shareholders of record on August 1, 2018. Based on the closing stock price on July 18, 2018, the dividend yield on People’s United Financial common stock is 3.8 percent.

People’s United Financial, Inc., a diversified financial services company with approximately $45 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine.

2Q 2018 Financial Highlights

Summary

•	Net income totaled $110.2 million, or $0.31 per common share.

•	Net income available to common shareholders totaled $106.7 million.

•	Operating earnings totaled $109.0 million, or $0.32 per common share (see page 16).

•	Net interest income totaled $301.2 million in 2Q18 compared to $295.8 million in 1Q18.

•	Net interest margin increased five basis points from 1Q18 to 3.10% reflecting:

•	Higher yields on the loan portfolio (increase of 13 basis points).

•	Higher yields on the securities portfolio (increase of one basis point).

•	Higher rates on deposits and borrowings (decrease of 11 basis points).

•	One additional calendar day in 2Q18 (increase of two basis points).

•	Provision for loan losses totaled $6.5 million.

•	Net loan charge-offs totaled $5.0 million.

•	Net loan charge-off ratio of 0.06% in 2Q18.

•	Non-interest income totaled $94.9 million in 2Q18 compared to $90.4 million in 1Q18.

•	Customer interest rate swap income increased $2.5 million.

•	Bank service charges increased $0.5 million.

•	Other non-interest income in 2Q18 includes $2.0 million in gains related to certain legacy investments.

•	Insurance revenue decreased $1.5 million, reflecting the seasonality of commercial insurance renewals.

•	Commercial banking lending fees decreased $1.0 million.

•	At June 30, 2018, assets under administration, which are not reported as assets of People’s United Financial, totaled $23.6 billion, of which $9.0 billion are under discretionary management, compared to $23.6 billion and $9.0 billion, respectively, at March 31, 2018.

•	Non-interest expense totaled $248.6 million in 2Q18 compared to $243.5 million in 1Q18.

•	Operating non-interest expense totaled $245.7 million in 2Q18 (see page 16).

•	Compensation and benefits expense decreased $5.7 million, primarily reflecting lower payroll and benefit-related costs in 2Q18.

•	Professional and outside services expense, excluding $2.1 million of merger-related expenses in 2Q18, decreased $0.1 million.

•	Regulatory assessment expense decreased $0.7 million.

•	Other non-interest expense in 2Q18 includes a $4.1 million charge relating to the closing of 10 branches and $0.8 million of merger-related expenses.

•	The efficiency ratio was 58.4% for 2Q18 compared to 59.4% for 1Q18 and 58.4% for 2Q17 (see page 16).

•	The effective income tax rate was 21.8% for 2Q18 and 21.6% for the first six months of 2018, compared to 27.8% for the full-year of 2017.

•	The lower rates in 2018 primarily reflect the benefit from a reduction in the U.S. federal corporate income tax rate from 35% to 21%, effective January 1, 2018.

Commercial Banking

•	Commercial loans totaled $23.7 billion at June 30, 2018, an increase of $416 million from March 31, 2018.

•	The mortgage warehouse portfolio increased $95 million from March 31, 2018.

•	The New York multi-family portfolio decreased $79 million from March 31, 2018.

•	Equipment financing includes $68 million in loans and leases acquired in connection with the Vend Lease acquisition.

•	Average commercial loans totaled $23.3 billion in 2Q18, an increase of $61 million from 1Q18.

•	The average mortgage warehouse portfolio increased $150 million from 1Q18.

•	The average New York multi-family portfolio decreased $154 million from 1Q18.

•	Commercial deposits totaled $11.4 billion at June 30, 2018 compared to $12.0 billion at March 31, 2018.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.55% at June 30, 2018 compared to 0.49% at March 31, 2018.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $132.6 million at June 30, 2018 compared to $115.7 million at March 31, 2018.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.93% at June 30, 2018 compared to 0.94% at March 31, 2018.

•	The originated commercial allowance for loan losses represented 169% of originated non-performing commercial loans at June 30, 2018 compared to 194% at March 31, 2018.

Retail Banking

•	Residential mortgage loans totaled $6.9 billion at June 30, 2018, an increase of $32 million from March 31, 2018.

•	Average residential mortgage loans totaled $6.8 billion in 2Q18, an increase of $17 million from 1Q18.

•	Home equity loans totaled $1.9 billion at March 31, 2018, a decrease of $41 million from March 31, 2018.

•	Average home equity loans totaled $1.9 billion in 2Q18, a decrease of $56 million from 1Q18.

•	Retail deposits totaled $21.1 billion at June 30, 2018 compared to $20.9 billion at March 31, 2018.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.50% at June 30, 2018 compared to 0.54% at March 31, 2018.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.81% at June 30, 2018 compared to 0.85% at March 31, 2018.

Conference Call

On July 19, 2018, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per common share data)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Earnings Data:
Net interest income (fully taxable equivalent)	$307.8	$302.1	$304.1	$295.8	$285.2
Net interest income	301.2	295.8	292.3	284.6	274.9
Provision for loan losses	6.5	5.4	7.5	7.0	7.1
Non-interest income (1)	94.9	90.4	87.3	89.3	91.6
Non-interest expense (1)	248.6	243.5	239.7	237.1	257.3
Income before income tax expense	141.0	137.3	132.4	129.8	102.1
Net income	110.2	107.9	106.2	90.8	69.3
Net income available to common shareholders (1)	106.7	104.4	102.7	87.3	65.8

Selected Statistical Data:
Net interest margin (2)	3.10%	3.05%	3.07%	3.04%	2.96%
Return on average assets (1), (2)	1.00	0.98	0.96	0.84	0.65
Return on average common equity (2)	7.6	7.5	7.4	6.4	4.8
Return on average tangible common equity (1), (2)	13.9	13.8	13.8	11.8	8.7
Efficiency ratio (1)	58.4	59.4	56.1	57.3	58.4

Common Share Data:
Earnings per common share:
Basic	$0.31	$0.31	$0.30	$0.26	$0.20
Diluted (1)	0.31	0.30	0.30	0.26	0.19
Dividends paid per common share	0.1750	0.1725	0.1725	0.1725	0.1725
Common dividend payout ratio (1)	56.2%	56.3%	57.1%	66.8%	88.6%
Book value per common share (end of period)	$16.56	$16.43	$16.40	$16.29	$16.18
Tangible book value per common share (end of period) (1)	9.02	8.93	8.87	8.68	8.99
Stock price:
High	19.37	20.26	19.50	18.26	18.21
Low	18.00	18.18	17.58	15.97	16.44
Close (end of period)	18.09	18.66	18.70	18.14	17.66
Common shares (end of period) (in millions)	341.59	341.01	339.98	337.84	337.51
Weighted average diluted common shares (in millions)	344.47	344.00	341.11	338.82	338.51

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Six Months Ended
	June 30,
(dollars in millions, except per common share data)	2018	2017
Earnings Data:
Net interest income (fully taxable equivalent)	$609.9	$543.3
Net interest income	597.0	523.5
Provision for loan losses	11.9	11.5
Non-interest income	185.3	176.3
Non-interest expense (1)	492.1	483.4
Income before income tax expense	278.3	204.9
Net income	218.1	140.1
Net income available to common shareholders (1)	211.1	133.1

Selected Statistical Data:
Net interest margin (2)	3.07%	2.90%
Return on average assets (1), (2)	0.99	0.68
Return on average common equity (2)	7.5	5.1
Return on average tangible common equity (1), (2)	13.9	9.1
Efficiency ratio (1)	58.9	58.9

Common Share Data:
Earnings per common share:
Basic	$0.62	$0.42
Diluted (1)	0.61	0.41
Dividends paid per common share	0.3475	0.3425
Common dividend payout ratio (1)	56.2%	83.4%
Book value per common share (end of period)	$16.56	$16.18
Tangible book value per common share (end of period) (1)	9.02	8.99
Stock price:
High	20.26	19.85
Low	18.00	16.44
Close (end of period)	18.09	17.66
Common shares (end of period) (in millions)	341.59	337.51
Weighted average diluted common shares (in millions)	344.23	324.89

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2018	2018	2017	2017	2017
Financial Condition Data:
Total assets	$44,575	$44,101	$44,453	$43,998	$43,023
Loans	32,512	32,104	32,575	32,384	31,611
Securities	7,324	7,173	7,043	6,914	6,880
Short-term investments	253	470	378	303	216
Allowance for loan losses	237	235	234	233	232
Goodwill and other acquisition-related intangible assets	2,574	2,555	2,560	2,568	2,426
Deposits	32,468	32,894	33,056	32,547	31,815
Borrowings	4,639	3,877	4,104	4,144	4,084
Notes and debentures	889	892	902	906	907
Stockholders’ equity	5,900	5,846	5,820	5,746	5,704
Total risk-weighted assets (1):
People’s United Financial, Inc.	33,371	32,833	33,256	33,029	32,095
People’s United Bank, N.A.	33,323	32,784	33,202	32,981	32,050
Non-performing assets (2)	187	174	168	191	198
Net loan charge-offs	5.0	4.5	6.5	5.2	6.8

Average Balances:
Loans	$32,116	$32,096	$32,271	$31,994	$31,400
Securities (3)	7,302	7,186	7,023	6,559	6,728
Short-term investments	267	366	361	347	355
Total earning assets	39,685	39,648	39,654	38,900	38,483
Total assets	44,110	44,011	44,039	43,256	42,666
Deposits	32,536	32,824	32,879	32,065	32,024
Borrowings	4,031	3,752	3,836	4,010	3,498
Notes and debentures	890	895	904	909	907
Total funding liabilities	37,456	37,471	37,619	36,984	36,429
Stockholders’ equity	5,870	5,821	5,774	5,722	5,696

Ratios:
Net loan charge-offs to average total loans (annualized)	0.06%	0.06%	0.08%	0.06%	0.09%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.62	0.58	0.56	0.64	0.67
Originated allowance for loan losses to:
Originated loans (2)	0.77	0.78	0.77	0.77	0.77
Originated non-performing loans (2)	138.4	149.3	155.2	131.6	128.1
Average stockholders’ equity to average total assets	13.3	13.2	13.1	13.2	13.4
Stockholders’ equity to total assets	13.2	13.3	13.1	13.1	13.3
Tangible common equity to tangible assets (4)	7.3	7.3	7.2	7.1	7.5
Total risk-based capital (1):
People’s United Financial, Inc.	12.5	12.6	12.2	12.0	12.6
People’s United Bank, N.A.	13.4	12.9	12.6	12.6	13.3

(1)	June 30, 2018 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2018	March 31, 2018	Dec. 31, 2017	June 30, 2017
Assets
Cash and due from banks	$462.7	$402.2	$505.1	$455.9
Short-term investments	253.1	470.3	377.5	216.3
Securities:
Trading debt securities, at fair value	8.2	8.2	8.2	7.8
Equity securities, at fair value	9.9	9.5	8.7	9.0
Debt securities available-for-sale, at fair value	3,245.1	3,153.8	3,125.3	3,673.3
Debt securities held-to-maturity, at amortized cost	3,718.7	3,696.3	3,588.1	2,875.6
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	342.2	305.2	312.3	314.3

Total securities	7,324.1	7,173.0	7,042.6	6,880.0

Loans held-for-sale	17.1	10.4	16.6	26.5

Loans:
Commercial real estate	10,761.1	10,810.4	11,068.7	11,164.2
Commercial and industrial	8,823.3	8,574.1	8,731.1	8,709.7
Equipment financing	4,103.9	3,887.9	3,905.4	2,918.3

Total Commercial Portfolio	23,688.3	23,272.4	23,705.2	22,792.2

Residential mortgage	6,866.2	6,834.2	6,805.7	6,687.7
Home equity and other consumer	1,957.5	1,997.8	2,064.4	2,131.3

Total Retail Portfolio	8,823.7	8,832.0	8,870.1	8,819.0

Total loans	32,512.0	32,104.4	32,575.3	31,611.2
Less allowance for loan losses	(236.8)	(235.3)	(234.4)	(231.6)

Total loans, net	32,275.2	31,869.1	32,340.9	31,379.6

Goodwill and other acquisition-related intangible assets	2,573.8	2,554.9	2,560.0	2,426.3
Bank-owned life insurance	407.2	406.0	405.0	404.7
Premises and equipment, net	246.3	250.0	253.0	270.2
Other assets	1,015.0	964.6	952.7	963.7

Total assets	$44,574.5	$44,100.5	$44,453.4	$43,023.2

Liabilities
Deposits:
Non-interest-bearing	$8,002.4	$7,938.6	$8,002.4	$7,566.4
Savings	4,184.9	4,442.1	4,410.5	4,668.6
Interest-bearing checking and money market	14,659.4	15,257.6	15,189.1	14,887.0
Time	5,621.5	5,255.5	5,454.3	4,692.7

Total deposits	32,468.2	32,893.8	33,056.3	31,814.7

Borrowings:
Federal Home Loan Bank advances	3,510.1	2,610.7	2,774.4	3,130.8
Federal funds purchased	855.0	805.0	820.0	629.0
Customer repurchase agreements	254.9	265.8	301.6	324.0
Other borrowings	19.1	195.4	207.8	0.6

Total borrowings	4,639.1	3,876.9	4,103.8	4,084.4

Notes and debentures	888.7	891.9	901.6	906.5
Other liabilities	678.3	592.4	571.8	514.1

Total liabilities	38,674.3	38,255.0	38,633.5	37,319.7

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	4.4	4.4	4.4	4.3
Additional paid-in capital	6,040.3	6,029.0	6,012.3	5,965.0
Retained earnings	1,167.9	1,121.4	1,040.2	967.8
Unallocated common stock of Employee Stock Ownership Plan, at cost	(133.7)	(135.5)	(137.3)	(141.0)
Accumulated other comprehensive loss	(260.7)	(255.8)	(181.7)	(174.6)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.1)	(1,162.1)

Total stockholders’ equity	5,900.2	5,845.5	5,819.9	5,703.5

Total liabilities and stockholders’ equity	$44,574.5	$44,100.5	$44,453.4	$43,023.2

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per common share data)	2018	2018	2017	2017	2017
Interest and dividend income:
Commercial real estate	$111.5	$107.0	$106.2	$105.6	$105.3
Commercial and industrial	90.1	82.3	80.1	80.0	74.1
Equipment financing	50.5	48.9	47.4	41.5	31.5
Residential mortgage	55.3	54.7	53.4	52.5	52.3
Home equity and other consumer	21.4	20.8	20.7	21.0	19.9

Total interest on loans	328.8	313.7	307.8	300.6	283.1
Securities	45.1	44.0	41.6	37.2	37.9
Short-term investments	1.3	1.2	1.0	1.1	0.9
Loans held-for-sale	0.2	0.2	0.2	0.3	0.1

Total interest and dividend income	375.4	359.1	350.6	339.2	322.0

Interest expense:
Deposits	47.3	41.3	38.3	34.4	30.9
Borrowings	18.5	14.2	12.4	12.7	8.9
Notes and debentures	8.4	7.8	7.6	7.5	7.3

Total interest expense	74.2	63.3	58.3	54.6	47.1

Net interest income	301.2	295.8	292.3	284.6	274.9
Provision for loan losses	6.5	5.4	7.5	7.0	7.1

Net interest income after provision for loan losses	294.7	290.4	284.8	277.6	267.8

Non-interest income:
Bank service charges	24.3	23.8	24.7	25.3	25.0
Investment management fees	17.2	17.7	17.3	16.9	16.3
Operating lease income	11.2	10.7	11.7	10.9	11.0
Commercial banking lending fees	9.4	10.4	8.8	7.0	11.5
Insurance revenue	8.3	9.8	6.9	9.7	7.5
Cash management fees	7.0	6.6	6.5	6.8	6.5
Brokerage commissions	3.2	3.1	2.9	2.8	3.4
Customer interest rate swap income, net	4.0	1.5	5.2	1.9	2.4
Net security gains (losses) (1)	—	0.1	(9.8)	—	0.1
Other non-interest income	10.3	6.7	13.1	8.0	7.9

Total non-interest income	94.9	90.4	87.3	89.3	91.6

Non-interest expense:
Compensation and benefits (2)	135.0	140.7	132.7	129.9	132.1
Occupancy and equipment	40.8	41.2	41.0	40.2	39.8
Professional and outside services	20.6	18.6	18.7	19.2	28.1
Regulatory assessments	9.9	10.6	11.9	10.3	9.9
Operating lease expense	8.7	9.0	8.9	8.8	8.7
Amortization of other acquisition-related intangible assets	4.9	5.1	7.9	7.9	7.9
Other non-interest expense (2)	28.7	18.3	18.6	20.8	30.8

Total non-interest expense (1)	248.6	243.5	239.7	237.1	257.3

Income before income tax expense	141.0	137.3	132.4	129.8	102.1
Income tax expense (1)	30.8	29.4	26.2	39.0	32.8

Net income	110.2	107.9	106.2	90.8	69.3
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$106.7	$104.4	$102.7	$87.3	$65.8

Earnings per common share:
Basic	$0.31	$0.31	$0.30	$0.26	$0.20
Diluted	0.31	0.30	0.30	0.26	0.19

(1)	Includes $10.0 million of security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017, which are considered non-operating, for the three months ended December 31, 2017. Total non-interest expense includes $2.9 million, $1.6 million, $3.0 million and $24.8 million of non-operating expenses for the three months ended June 30, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively. Income tax expense includes a $6.5 million benefit realized in connection with tax reform, which is considered non-operating, for the three months ended December 31, 2017. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	In accordance with GAAP, effective January 1, 2018, net periodic pension and postretirement benefit costs are reported within other non-interest expense rather than compensation and benefits. Prior period amounts have been reclassified to conform to this presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(in millions, except per common share data)	2018	2017
Interest and dividend income:
Commercial real estate	$218.5	$193.9
Commercial and industrial	172.4	138.7
Equipment financing	99.4	63.1
Residential mortgage	110.0	101.6
Home equity and other consumer	42.2	38.3

Total interest on loans	642.5	535.6
Securities	89.1	74.9
Short-term investments	2.5	1.6
Loans held for sale	0.4	0.4

Total interest and dividend income	734.5	612.5

Interest expense:
Deposits	88.6	58.0
Borrowings	32.7	16.2
Notes and debentures	16.2	14.8

Total interest expense	137.5	89.0

Net interest income	597.0	523.5
Provision for loan losses	11.9	11.5

Net interest income after provision for loan losses	585.1	512.0

Non-interest income:
Bank service charges	48.1	48.5
Investment management fees	34.9	32.3
Operating lease income	21.9	21.2
Commercial banking lending fees	19.8	19.7
Insurance revenue	18.1	16.6
Cash management fees	13.6	12.8
Brokerage commissions	6.3	6.4
Customer interest rate swap income, net	5.5	5.2
Net security gains (losses)	0.1	(15.6)
Other non-interest income	17.0	29.2

Total non-interest income	185.3	176.3

Non-interest expense:
Compensation and benefits (1)	275.7	260.0
Occupancy and equipment	82.0	78.4
Professional and outside services	39.2	43.6
Regulatory assessments	20.5	19.5
Operating lease expense	17.7	17.5
Amortization of other acquisition-related intangible assets	10.0	14.2
Other non-interest expense (1)	47.0	50.2

Total non-interest expense (2)	492.1	483.4

Income before income tax expense	278.3	204.9
Income tax expense	60.2	64.8

Net income	218.1	140.1
Preferred stock dividend	7.0	7.0

Net income available to common shareholders	$211.1	$133.1

Earnings per common share:
Basic	$0.62	$0.42
Diluted	0.61	0.41

(1)	In accordance with GAAP, effective January 1, 2018, net periodic pension and postretirement benefit costs are reported within other non-interest expense rather than compensation and benefits. Prior period amounts have been reclassified to conform to this presentation.
(2)	Total non-interest expense includes $2.9 million and $26.0 million of non-operating expenses for the six months ended June 30, 2018 and 2017, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2018			March 31, 2018			June 30, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
Three months ended (dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$266.7	$1.3	2.02%	$366.4	$1.2	1.35%	$354.8	$0.9	0.97%
Securities (2)	7,302.1	49.2	2.69	7,186.1	48.0	2.67	6,727.5	44.6	2.65
Loans:
Commercial real estate	10,802.9	111.5	4.13	10,934.2	107.0	3.91	11,371.4	105.3	3.70
Commercial and industrial	8,558.3	92.6	4.32	8,418.6	84.6	4.02	8,276.1	77.7	3.75
Equipment financing	3,923.6	50.5	5.14	3,870.6	48.9	5.06	2,924.8	31.5	4.31
Residential mortgage	6,853.6	55.5	3.24	6,837.1	54.9	3.21	6,693.3	52.4	3.14
Home equity and other consumer	1,977.6	21.4	4.33	2,035.0	20.8	4.09	2,134.8	19.9	3.73

Total loans	32,116.0	331.5	4.13	32,095.5	316.2	3.94	31,400.4	286.8	3.65

Total earning assets	39,684.8	$382.0	3.85%	39,648.0	$365.4	3.69%	38,482.7	$332.3	3.45%

Other assets	4,425.0			4,363.3			4,183.1

Total assets	$44,109.8			$44,011.3			$42,665.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,872.7	$—	—%	$7,796.7	$—	—%	$7,399.5	$—	—%
Savings, interest-bearing checking and money market	19,220.6	28.2	0.59	19,642.6	24.9	0.51	19,895.8	19.6	0.39
Time	5,442.3	19.1	1.40	5,384.5	16.4	1.22	4,728.7	11.3	0.96

Total deposits	32,535.6	47.3	0.58	32,823.8	41.3	0.50	32,024.0	30.9	0.39

Borrowings:
Federal Home Loan Bank advances	3,009.3	14.8	1.97	2,677.1	10.9	1.63	2,546.6	7.1	1.11
Federal funds purchased	634.5	3.0	1.86	608.3	2.3	1.53	625.2	1.6	1.04
Customer repurchase agreements	228.7	0.1	0.31	262.6	0.1	0.18	313.9	0.1	0.19
Other borrowings	158.5	0.6	1.45	203.7	0.9	1.65	11.8	0.1	1.94

Total borrowings	4,031.0	18.5	1.84	3,751.7	14.2	1.51	3,497.5	8.9	1.02

Notes and debentures	889.6	8.4	3.79	895.2	7.8	3.48	907.2	7.3	3.24

Total funding liabilities	37,456.2	$74.2	0.79%	37,470.7	$63.3	0.68%	36,428.7	$47.1	0.52%

Other liabilities	784.0			720.1			541.0

Total liabilities	38,240.2			38,190.8			36,969.7
Stockholders’ equity	5,869.6			5,820.5			5,696.1

Total liabilities and stockholders’ equity	$44,109.8			$44,011.3			$42,665.8

Net interest income/spread (3)		$307.8	3.06%		$302.1	3.01%		$285.2	2.93%

Net interest margin			3.10%			3.05%			2.96%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $6.6 million, $6.3 million and $10.3 million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2018			June 30, 2017
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$316.3	$2.5	1.63%	$362.6	$1.6	0.89%
Securities (2)	7,244.4	97.2	2.68	6,779.2	87.8	2.59
Loans:
Commercial real estate	10,868.2	218.5	4.02	10,783.8	193.9	3.60
Commercial and industrial	8,488.8	177.2	4.18	7,996.0	145.6	3.64
Equipment financing	3,897.3	99.4	5.10	2,948.5	63.1	4.28
Residential mortgage	6,845.4	110.4	3.22	6,534.9	102.0	3.12
Home equity and other consumer	2,006.2	42.2	4.20	2,120.2	38.3	3.62

Total loans	32,105.9	647.7	4.03	30,383.4	542.9	3.57

Total earning assets	39,666.6	$747.4	3.77%	37,525.2	$632.3	3.37%

Other assets	4,394.2			3,972.8

Total assets	$44,060.8			$41,498.0

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,834.9	$—	—%	$6,919.9	$—	—%
Savings, interest-bearing checking and money market	19,430.4	53.1	0.55	19,404.6	36.0	0.37
Time	5,413.6	35.5	1.31	4,654.9	22.0	0.95

Total deposits	32,678.9	88.6	0.54	30,979.4	58.0	0.37

Borrowings:
Federal Home Loan Bank advances	2,844.1	25.7	1.81	2,628.7	12.9	0.98
Federal funds purchased	621.5	5.3	1.70	616.4	2.8	0.91
Customer repurchase agreements	245.5	0.3	0.24	311.7	0.2	0.19
Other borrowings	181.0	1.4	1.57	45.7	0.3	0.79

Total borrowings	3,892.1	32.7	1.68	3,602.5	16.2	0.90

Notes and debentures	892.5	16.2	3.63	936.3	14.8	3.17

Total funding liabilities	37,463.5	$137.5	0.73%	35,518.2	$89.0	0.50%

Other liabilities	752.1			547.4

Total liabilities	38,215.6			36,065.6
Stockholders’ equity	5,845.2			5,432.4

Total liabilities and stockholders’ equity	$44,060.8			$41,498.0

Net interest income/spread (3)		$609.9	3.04%		$543.3	2.87%

Net interest margin			3.07%			2.90%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $12.9 million and $19.8 million for the six months ended June 30, 2018 and 2017, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Originated non-performing loans:
Commercial:
Commercial real estate	$20.3	$21.0	$23.7	$36.7	$42.9
Commercial and industrial	50.1	34.6	32.6	34.9	40.2
Equipment financing	49.2	47.7	44.3	54.1	48.2

Total	119.6	103.3	100.6	125.7	131.3

Retail:
Residential mortgage	33.5	35.4	32.7	33.8	30.8
Home equity	15.1	16.1	15.4	14.8	15.8
Other consumer	—	—	—	—	—

Total	48.6	51.5	48.1	48.6	46.6

Total originated non-performing loans (1)	168.2	154.8	148.7	174.3	177.9

REO:
Commercial	9.3	10.6	9.3	6.3	4.3
Residential	5.8	6.8	7.6	4.7	6.7

Total REO	15.1	17.4	16.9	11.0	11.0

Repossessed assets	3.7	1.8	2.5	5.4	9.2

Total non-performing assets	$187.0	$174.0	$168.1	$190.7	$198.1

Acquired non-performing loans (contractual amount)	$26.7	$30.1	$29.7	$26.6	$26.4

Originated non-performing loans as a percentage of originated loans	0.56%	0.52%	0.49%	0.59%	0.60%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.62	0.58	0.56	0.64	0.67
Tangible stockholders’ equity and originated allowance for loan losses	5.25	4.94	4.81	5.60	5.65

(1)	Reported net of government guarantees totaling $2.6 million at June 30, 2018, $3.0 million at March 31, 2018, $3.1 million at December 31, 2017, $4.0 million at September 30, 2017 and $4.2 million at June 30, 2017.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2018	2018	2017	2017	2017
Allowance for loan losses on originated loans:
Balance at beginning of period	$231.3	$230.8	$229.2	$227.9	$225.0
Charge-offs	(4.7)	(4.4)	(6.4)	(5.8)	(6.7)
Recoveries	1.9	1.4	1.2	1.5	1.8

Net loan charge-offs	(2.8)	(3.0)	(5.2)	(4.3)	(4.9)
Provision for loan losses	4.3	3.5	6.8	5.6	7.8

Balance at end of period	232.8	231.3	230.8	229.2	227.9

Allowance for loan losses on acquired loans:
Balance at beginning of period	4.0	3.6	4.2	3.7	6.3
Charge-offs	(2.5)	(1.8)	(1.5)	(1.0)	(1.9)
Recoveries	0.3	0.3	0.2	0.1	—

Net loan charge-offs	(2.2)	(1.5)	(1.3)	(0.9)	(1.9)
Provision for loan losses	2.2	1.9	0.7	1.4	(0.7)

Balance at end of period	4.0	4.0	3.6	4.2	3.7

Total allowance for loan losses	$236.8	$235.3	$234.4	$233.4	$231.6

Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.93%	0.94%	0.93%	0.94%	0.94%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.36	0.36	0.35	0.35	0.35
Total originated allowance for loan losses as a percentage of:
Originated loans	0.77	0.78	0.77	0.77	0.77
Originated non-performing loans	138.4	149.3	155.2	131.6	128.1

NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2018	2018	2017	2017	2017
Commercial:
Commercial real estate	$0.7	$0.5	$1.5	$1.5	$1.2
Commercial and industrial	1.7	1.7	2.1	2.0	1.8
Equipment financing	2.6	1.6	2.0	0.5	2.7

Total	5.0	3.8	5.6	4.0	5.7

Retail:
Residential mortgage	(0.1)	0.2	0.2	0.1	0.1
Home equity	—	0.4	0.5	0.9	0.7
Other consumer	0.1	0.1	0.2	0.2	0.3

Total	—	0.7	0.9	1.2	1.1

Total net loan charge-offs	$5.0	$4.5	$6.5	$5.2	$6.8

Net loan charge-offs to average total loans (annualized)	0.06%	0.06%	0.08%	0.06%	0.09%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Total non-interest expense	$248.6	$243.5	$239.7	$237.1	$257.3	$492.1	$483.4

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(2.9)	—	(1.6)	(3.0)	(24.8)	(2.9)	(26.0)

Total	(2.9)	—	(1.6)	(3.0)	(24.8)	(2.9)	(26.0)

Operating non-interest expense	245.7	243.5	238.1	234.1	232.5	489.2	457.4

Operating lease expense	(8.7)	(9.0)	(8.9)	(8.8)	(8.7)	(17.7)	(17.5)
Amortization of other acquisition-related intangible assets	(4.9)	(5.1)	(7.9)	(7.9)	(7.9)	(10.0)	(14.2)
Other (1)	(1.7)	(1.3)	(1.4)	(1.5)	(0.4)	(3.0)	(2.2)

Total non-interest expense for efficiency ratio	$230.4	$228.1	$219.9	$215.9	$215.5	$458.5	$423.5

Net interest income (FTE basis)	$307.8	$302.1	$304.1	$295.8	$285.2	$609.9	$543.3
Total non-interest income	94.9	90.4	87.3	89.3	91.6	185.3	176.3

Total revenues	402.7	392.5	391.4	385.1	376.8	795.2	719.6
Adjustments:
Operating lease expense	(8.7)	(9.0)	(8.9)	(8.8)	(8.7)	(17.7)	(17.5)
BOLI FTE adjustment	0.4	0.4	0.8	1.2	1.0	0.8	1.4
Net security (gains) losses	—	(0.1)	9.8	—	(0.1)	(0.1)	15.6
Other (2)	—	—	(1.3)	(0.2)	—	—	0.2

Total revenues for efficiency ratio	$394.4	$383.8	$391.8	$377.3	$369.0	$778.2	$719.3

Efficiency ratio	58.4%	59.4%	56.1%	57.3%	58.4%	58.9%	58.9%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)	Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
(dollars in millions, except per common share data)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Net income available to common shareholders	$106.7	$104.4	$102.7	$87.3	$65.8	$211.1	$133.1

Adjustments to arrive at operating earnings:
Merger-related expenses	2.9	—	1.6	3.0	24.8	2.9	26.0
Security losses associated with tax reform (1)	—	—	10.0	—	—	—	—

Total pre-tax adjustments	2.9	—	11.6	3.0	24.8	2.9	26.0
Tax effect (2)	(0.6)	—	(9.8)	(1.0)	(8.0)	(0.6)	(8.4)

Total adjustments, net of tax	2.3	—	1.8	2.0	16.8	2.3	17.6

Operating earnings	$109.0	$104.4	$104.5	$89.3	$82.6	$213.4	$150.7

Diluted EPS, as reported	$0.31	$0.30	$0.30	$0.26	$0.19	$0.61	$0.41

Adjustments to arrive at operating EPS:
Merger-related expenses	0.01	—	0.01	—	0.05	0.01	0.05
Security losses associated with tax reform	—	—	0.02	—	—
Tax benefit associated with tax reform	—	—	(0.02)	—	—	—	—

Total adjustments per common share	0.01	—	0.01	—	0.05	0.01	0.05

Operating EPS	$0.32	$0.30	$0.31	$0.26	$0.24	$0.62	$0.46

Average total assets	$44,110	$44,011	$44,039	$43,256	$42,666	$44,061	$41,498

Operating return on average assets (annualized)	0.99%	0.95%	0.95%	0.83%	0.77%	0.97%	0.73%

(1)	Security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017 are considered non-operating.
(2)	Includes a $6.5 million benefit realized in connection with tax reform enacted on December 22, 2017.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Operating earnings	$109.0	$104.4	$104.5	$89.3	$82.6	$213.4	$150.7

Average stockholders’ equity	$5,870	$5,820	$5,774	$5,722	$5,696	$5,845	$5,432
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	5,626	5,576	5,530	5,478	5,452	5,601	5,188
Less: Average goodwill and average other acquisition-related intangible assets	2,554	2,558	2,564	2,524	2,415	2,556	2,275

Average tangible common equity	$3,072	$3,018	$2,966	$2,954	$3,037	$3,045	$2,913

Operating return on average tangible common equity (annualized)	14.2%	13.8%	14.1%	12.1%	10.9%	14.0%	10.3%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Common dividends paid	$59.9	$58.8	$58.6	$58.3	$58.3	$118.7	$111.0

Operating earnings	$109.0	$104.4	$104.5	$89.3	$82.6	$213.4	$150.7

Operating common dividend payout ratio	55.0%	56.3%	56.1%	65.3%	70.6%	55.6%	73.7%

TANGIBLE COMMON EQUITY RATIO
(dollars in millions)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Total stockholders’ equity	$5,900	$5,845	$5,820	$5,746	$5,704
Less: Preferred stock	244	244	244	244	244

Common equity	5,656	5,601	5,576	5,502	5,460
Less: Goodwill and other acquisition-related intangible assets	2,574	2,555	2,560	2,568	2,426

Tangible common equity	$3,082	$3,046	$3,016	$2,934	$3,034

Total assets	$44,575	$44,101	$44,453	$43,998	$43,023
Less: Goodwill and other acquisition-related intangible assets	2,574	2,555	2,560	2,568	2,426

Tangible assets	$42,001	$41,546	$41,893	$41,430	$40,597

Tangible common equity ratio	7.3%	7.3%	7.2%	7.1%	7.5%

TANGIBLE BOOK VALUE PER COMMON SHARE
(in millions, except per common share data)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Tangible common equity	$3,082	$3,046	$3,016	$2,934	$3,034

Common shares issued	437.06	436.56	435.64	433.59	433.34
Less: Shares classified as treasury shares	89.02	89.02	89.04	89.04	89.04
Unallocated ESOP shares	6.45	6.53	6.62	6.71	6.79

Common shares	341.59	341.01	339.98	337.84	337.51

Tangible book value per common share	$9.02	$8.93	$8.87	$8.68	$8.99